DALLAS—(BUSINESS WIRE)—DGSE Companies, Inc. (NYSE Amex: DGSE), announced today that Texas Capital Bank has agreed to renew and increase the size of its current credit facility. The new facility is composed of a $3.5 million revolving note and a $1.0 million term loan and will provide immediate availability to finance current operations.

William Oyster, President of DGSE, said, “We have had a long and productive relationship with Texas Capital Bank and this new credit facility will provide DGSE with additional tools as we focus on renewed growth and earnings.

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